EXHIBIT 10.21
EXECUTION COPY
RESEARCH AGREEMENT #2
This Research Agreement (this “Agreement”) is entered into between Orexigen Therapeutics, Inc. with offices at 12481 High Bluff Drive, San Diego, CA 92130, hereinafter referred to as “SPONSOR”, and the Oregon Health & Science University, a non-profit, public corporation of the state of Oregon, located at 3181 SW Sam Jackson Park Road, Portland, Oregon 97239, hereinafter referred to as “UNIVERSITY”.
WITNESSETH:
WHEREAS, SPONSOR entered into a Research Agreement with UNIVERSITY effective July 14, 2003 to have UNIVERSITY perform the research services set forth in the scope of work (attached hereto as Attachment A) (“Research Agreement #1”); and
WHEREAS, it is anticipated that the term of Research Agreement #1 will expire prior to completion of the research set forth therein and the parties wish to continue the relationship to complete the research services requested under Research Agreement #1;
WHEREAS, SPONSOR also desires to have UNIVERSITY perform additional research services which are set forth in the scope of work (attached hereto as Attachment B);
WHEREAS, the performance of such research is consistent, compatible and beneficial to the academic role and mission of UNIVERSITY as an institution of higher education, and, in consideration of the mutual promises and covenants contained herein, the parties hereto agree to incorporate the terms of Research Agreement #1 into this Agreement so that the research services set forth in Attachment A and Attachment B may be performed pursuant to this Agreement on the terms and conditions as follows:
ARTICLE I — SCOPE OF WORK
UNIVERSITY agrees to use all reasonable best efforts to perform for SPONSOR the research activities described in Attachment A and Attachment B, hereinafter, collectively, the “SCOPE OF WORK”, under the direction and supervision of Michael Cowley, PhD, hereinafter “PRINCIPAL INVESTIGATOR” or “PI”. UNIVERSITY agrees that during the term of this agreement the PI shall not conduct, direct, nor assist in other corporate-funded research or services directed toward screening, analysis, or development of therapeutic agents for the treatment of obesity.
ARTICLE II — TERM
This Agreement shall become effective as of May 1, 2006 (the “Effective Date”), and shall be shall be effective for a period of Two and One-half (2 1/2) years unless mutually agreed upon in writing between the parties.

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ARTICLE III — COMPENSATION
SPONSOR agrees to reimburse UNIVERSITY for services performed under this Agreement in accordance with the budget itemized in Attachment C, with payments to be made as follows: on August 5, 2006, $273,155; on May 1, 2007, $46,892; on July 1, 2007, $235,896; and on May 1, 2008, $291,569; provided, however, that each such payment shall be subject to receipt of the written reports from the PI as described in the SCOPE OF WORK. Checks to UNIVERSITY shall be made payable to OREGON HEALTH SCIENCES UNIVERSITY and mailed to:
OREGON HEALTH & SCIENCE UNIVERSITY
Sponsored Projects Administration
2525 SW 1st Avenue, Suite 220
Portland, OR 97201
Tax ID No.: 93-1176109
The UNIVERSITY represents to the best of its knowledge that no funds, equipment, personnel or facilities will be used in the completion of the SCOPE OF WORK, which are encumbered by any commercial third party entity in such a way that such third party can claim any intellectual property rights in inventions or discoveries arising from the research activities under this Agreement.
ARTICLE IV — REPORTING REQUIREMENTS
UNIVERSITY will provide reports on the progress of the research as outlined or required in the SCOPE OF WORK. The PI will prepare up to two (2) oral and two (2) written reports per year. The written report shall summarize all work conducted during the previous period and shall include copies of supporting data. Orexigen, at its expense, shall have the right to review the supporting data and utilize such data for the purpose of regulatory submission.
ARTICLE V — CONFIDENTIALITY and PUBLICATION
UNIVERSITY and PRINCIPAL INVESTIGATOR agree to keep confidential any SPONSOR confidential and proprietary information supplied to it in writing (or reduced to writing within 30 days of non-written disclosure) by SPONSOR and marked CONFIDENTIAL during the course of research performed by UNIVERSITY (“Confidential Information”), and further agrees not to use Confidential Information for the benefit of any third party. SPONSOR’s Confidential Information shall also include all reports, data and other information generated pursuant to the SCOPE OF WORK. This obligation extends for a period of five (5) years after the term of this Agreement. Such Confidential Information will not be included in any patent application or published material without prior written approval by SPONSOR.
The obligations of this Section shall not apply to:
(1)	information which is or becomes known publicly through no fault of the UNIVERSITY or PRINCIPAL INVESTIGATOR;

(2)	information learned by UNIVERSITY or PRINCIPAL INVESTIGATOR through a third party entitled to disclose it;

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(3)	information developed by UNIVERSITY or PRINCIPAL INVESTIGATOR independently of information obtained from SPONSOR as shown by written records;
(4)	information already known to UNIVERSITY or PRINCIPAL INVESTIGATOR before SPONSOR’s disclosure as shown by witnessed prior written records; or
(5)	information required to be disclosed by law, including the Oregon Public Records Law, to comply with government regulations, subpoenas or court orders provided SPONSOR receives adequate notice of such demand and provided UNIVERSITY or PRINCIPAL INVESTIGATOR makes any such disclosure under an order protecting the confidential nature of proprietary information.
UNIVERSITY agrees to provide any proposed publication to SPONSOR sixty (60) days prior to submission, for confidential review for the inclusion of SPONSOR Confidential Information, and to determine whether patentable inventions or discoveries are disclosed therein. SPONSOR has the right to edit or remove SPONSOR Confidential Information, prior to submission for publication. Should the documents contain any patentable information, at SPONSOR’s request, UNIVERSITY shall withhold submission and/or publication for an additional sixty (60) days to allow U.S. patent filings. In addition, in the event that the document includes data, information or material conceived or generated by SPONSOR’s scientists, and professional standards for authorship would be consistent with including SPONSOR’s scientists as co-authors of the document, the names of SPONSOR’s scientists will be included as co-authors.
ARTICLE VI — EQUIPMENT
All equipment purchased under the terms of this agreement becomes the property of UNIVERSITY unless otherwise specified herein.
ARTICLE VII — INDEMNIFICATION
Each party hereto agrees to be responsible and assume liability for its own wrongful or negligent acts or omissions, or those of its officers, agents or employees to the full extent required by law, including the Oregon Tort Claims Act, ORS Sections 30.260 through 30.300.
ARTICLE VIII — COMPLIANCE WITH LAWS
UNIVERSITY and PRINCIPAL INVESTIGATOR agree to comply with all applicable federal, state and local laws, codes, regulations, rules and orders.
ARTICLE IX — ASSIGNMENT
Neither party shall assign or transfer any interest in this Agreement, nor assign any claims for money due or to become due during this Agreement, without the prior written approval of the other party, except that SPONSOR may assign this Agreement to an affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates.

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ARTICLE X — PATENTS AND INVENTIONS
(1)	UNIVERSITY Inventions. Title to any new and patentable discovery or invention and all related intellectual property rights (each, an “Invention”) conceived, made or reduced to practice solely by UNIVERSITY or PRINCIPAL INVESTIGATOR in the performance of the research shall vest exclusively in UNIVERSITY; provided, however, that UNIVERSITY shall not claim any ownership of intellectual property which relates to the SCOPE OF WORK, nor claim title to any Invention relating to an indication, use or dosage for the drug(s) (and its class of analogs) under SCOPE OF WORK.
(2)	SPONSOR Inventions. Title to any Invention and all related intellectual property rights conceived, made or reduced to practice solely by SPONSOR in the performance of the research shall vest exclusively in SPONSOR.
(3)	Joint Inventions. Each Invention conceived, made or reduced to practice jointly by UNIVERSITY (and/or PRINCIPAL INVESTIGATOR) and SPONSOR in the performance of the research shall be jointly owned by UNIVERSITY and SPONSOR; provided, however, that title to any Invention relating to an indication, use or dosage for the drug(s) (and its class of analogs) under the SCOPE OF WORK or relates to the SCOPE OF WORK shall vest exclusively in SPONSOR.
(4)	Reporting: Patent Application, Filing and Expenses. UNIVERSITY will promptly report to SPONSOR in writing any Invention conceived or discovered by it or any UNIVERSITY personnel conducting the research under this Agreement. UNIVERSITY shall be responsible for preparing, filing, prosecuting and maintaining patent applications for UNIVERSITY Inventions. SPONSOR shall be responsible for preparing, filing, prosecuting and maintaining patent applications for joint Inventions. Prior to filing a patent application or filing or responding to any outstanding communication in connection with a patent application directed to a UNIVERSITY Invention or joint Invention, the filing party will provide the other party with thirty (30) days notice to review and provide comment thereon, unless such thirty (30) days notice is impossible due to a governmentally-imposed deadline, in which case the filing party shall provide the other party with the maximum time reasonably possible to review and provide comments.
(5)	No Conflict. UNIVERSITY will ensure that the PRINCIPAL INVESTIGATOR and all other study personnel are bound or shall have agreed (i) to comply with the terms of this Agreement, (ii) to assign all their rights and interest in any Invention made by them to UNIVERSITY, and (iii) not to enter into agreements with third parties which would impair their ability to perform this Agreement.
(6)	SPONSOR Property. Nothing in this Agreement shall be interpreted as giving UNIVERSITY any rights under any intellectual property rights now, or hereafter, owned by or licensed to SPONSOR by a third party.

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ARTICLE XI — LICENSE
With respect to any Invention in which UNIVERSITY has an interest under Article X(1) and Article X(3), UNIVERSITY hereby grants SPONSOR an exclusive option (hereafter the “Option”) to elect to negotiate an exclusive worldwide license for such Invention. This Option extends for ninety (90) days from disclosure of the Invention to SPONSOR.
The parties shall have one hundred fifty (150) days from the date SPONSOR elects to negotiate for an exclusive license to conclude a license agreement. Such period may be extended by mutual consent of the parties, or may be terminated at any time by SPONSOR by written notice. SPONSOR and UNIVERSITY agree to negotiate diligently and in good faith to arrive at a license that is mutually beneficial to both parties. SPONSOR shall pay all patent costs for the Inventions during the one hundred fifty (150) day negotiation period, or any extension thereof. If at the end of such one hundred fifty (150) day period or any extension thereof, the parties are unable to agree upon licensing terms, SPONSOR shall have no further obligation to pay patent costs for the Invention(s) for which negotiations have terminated. If SPONSOR terminates the negotiation in writing prior to the end of the one hundred fifty (150) day negotiation period, SPONSOR shall have no further obligation to pay patent costs incurred after the termination date. In the event SPONSOR does not exercise its Option rights or SPONSOR and UNIVERSITY are unable in good faith to agree to mutually acceptable licensing terms, UNIVERSITY has the right to license its rights to a third party; however, nothing herein shall permit UNIVERSITY to license or grant any of SPONSOR’s intellectual property rights to any third party, provided further, that before accepting an offer from a third party on terms more favorable than those offered to SPONSOR to acquire any rights in Inventions to which UNIVERSITY has an interest, UNIVERSITY will inform SPONSOR of such offer and shall allow SPONSOR a period of thirty (30) days thereafter in which to elect whether to acquire the right to the Invention under such terms as are offered to UNIVERSITY by the third party.
ARTICLE XII — PUBLICATION BY SPONSOR
SPONSOR will not include the name of UNIVERSITY in any advertising, sales, promotion, or other publicity matter without prior written approval of UNIVERSITY. UNIVERSITY will not include the name of SPONSOR in any advertising, sales, promotion, or other publicity matter without prior written approval of SPONSOR.
ARTICLE XIII — TERMINATION
Either party may terminate this Agreement at any time if:
(1)	The other party materially breaches the terms of this Agreement, provided that the non-breaching party shall have given the breaching party written notice of such breach and the breaching party shall have failed to cure the same within thirty (30) days after receipt of such notice;

(2)	The loss or departure of PRINCIPAL INVESTIGATOR, and a mutually acceptable replacement cannot be found;

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(3)	Performance of any part of this Agreement by a party is prevented or delayed by reason of Force Majeure and cannot be overcome by reasonable diligence to the satisfaction of either party;

(4)	The other party ceases, discontinues or indefinitely suspends its business activities related to the services to be provided under this Agreement, or the other party voluntarily or involuntarily files for bankruptcy; or

(5)	The party has given ninety (90) days written notice to the other party.
The party requesting termination will provide the other party with written notice specifying both the reason and the effective date of termination. Upon the giving of such notice of termination by either party, the UNIVERSITY will use its reasonable best efforts to limit or terminate any outstanding commitments.
Upon termination, UNIVERSITY shall deliver to SPONSOR in the state they exist as of the date of termination of all work product, and Confidential Information belonging to SPONSOR. SPONSOR shall within thirty (30) days after termination pay UNIVERSITY all payments due as of the effective date of termination.
The provisions of Articles V, VII, X, XI, XII, and XIV shall survive termination of this Agreement.
ARTICLE XIV – NOTICES
All notices or communications given hereunder shall be in writing and shall be delivered by hand, or by overnight courier, by facsimile with confirmation by mail, with all delivery charges prepaid and addressed to the parties as follows:

TO SPONSOR:	Orexigen Therapeutics, Inc
12481 High Bluff Drive
San Diego, CA 92130
Phone: (858) 480-2420
Fax: (848) 480-2401
TO UNIVERSITY:	Director, Technology & Research Collaborations
Oregon Health & Science University, AD120
2525 SW First Avenue, Suite 120
Portland, OR 97201-4753
Telephone: (503) 494-8200
Fax: (503) 494-4729

with copy to

TO PRINCIPAL INVESTIGATOR:	Michael Cowley, Ph.D.

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ARTICLE XV — CHANGES AND AMENDMENTS
THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS, ORAL OR WRITTEN, NOT SPECIFIED HEREIN REGARDING THIS AGREEMENT. NO AMENDMENT, CONSENT OR WAIVER OF TERMS OF THIS AGREEMENT SHALL BIND EITHER PARTY UNLESS IN WRITING AND SIGNED BY ALL PARTIES. ANY SUCH AMENDMENT, CONSENT, OR WAIVER SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE GIVEN. SPONSOR, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE AGREEMENT AND SPONSOR AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.
ARTICLE XVI — RESEARCH AGREEMENT #1 SUPERSEDED
On the Effective Date, the terms of Research Agreement #1, including any amendment or addendum thereto, is hereby superseded by this Agreement and such Research Agreement #1 will have no further force and effect.

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In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date set forth herein by their duly authorized representatives.

OREGON HEALTH & SCIENCE UNIVERSITY	SPONSOR

[illegible] 8/04/2006 For Arundeep Pradhan Date	/s/ Gary D. Tollefson 8/06/2006 Gary Tollefson, MD, PhD Date
Director	CEO
Technology and Research Collaborations	Orexigen Therapeutics, Inc

Acknowledged By Principal Investigator:

[illegible] 8/04/2006

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Attachment A
Scope of work
Lay summary of Orexigen Therapeutics Inc., proposed sponsored research in the Cowley Lab.
Recent work in the laboratory operated and supervised by Michael Cowley, Ph.D. (the “Cowley Lab”), and other laboratories, has demonstrated that a neuronal circuit within the hypothalamus functions a common pathway for many signals of energy state. Aspects of this work also demonstrated that this hypothalamic circuitry was the target through which fenfluramine acted to cause weight loss, and that this pathway is necessary for fenfluramine induced weight loss. Although fenfluramine is no longer used as a weight control agent, other safer, drugs act in a similar manner to fenfluramine. Clinical data, and detailed study of the neuronal circuitry, has suggested several drug combinations that may act synergistically to active the hypothalamic circuits that control body weight. In particular, it is hypothesized that blocking auto-inhibition of these circuits will allow them to remain active, and responsive to weight control drugs. The work outlined in this proposal will assess the effects of 3 different classes of drug combination on the activity of hypothalamic neurons, and on body weight in mice.

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Attachment B
Scope of work
The research that SPONSOR sponsors at OHSU is to provide support for SPONSOR’s intellectual property. The scope of clinical trials being undertaken at SPONSOR has changed and now includes additional drugs. Thus it is necessary to change the scope of work being undertaken at the laboratory operated and supervised by Michael Cowley, Ph.D., the (“Cowley Lab”) at ONPRC/OHSU.
“Orexigen drug combinations” refers to, among others:
Opioid receptor antagonists
Serotonin reuptake inhibitors
Dopamine reuptake inhibitors
Norepinephrine reuptake inhibitors
Anticonvulsants (Zonisamide, Topiramate)
Antipsychotic including, but not limited to, olanzapine, respiradone and ziprasidone
Thiazolidinedione-type diabetes drugs
Cannabinoid receptor antagonists
UNIVERSITY agrees to study and/or perform the following activities in accordance with the terms of this Agreement:
•	Confirm Bupropion/Zonisamide synergy in rat.

•	Effects of Orexigen drug combinations on electrophysiological properties of POMC neurons.

•	Effects of Orexigen drug combinations on “Compound A”, “Compound B”, “Compound C” or “Compound D” induced weight gain.

•	Effects of Orexigen drug combinations on “Compound A”, “Compound B” or

“Compound C” induced electrophysiological changes in POMC neurons.

•	Mechanism of Zonisamide induced weight changes
o	What parts of the rodent brain does Zonisamide activate?

o	Does Zonisamide cause a greater weight loss to fasted rats?

o	Does Zonisamide effect lipogenisis?
•	Do Orexigen drug combinations cause changes in insulin secretion/sensitivity?

•	Do Orexigen drug combinations cause changes in Angiotensin II, endothelin, big endothelin, cytokine markers such as p-selectin, or C-reactive protein?

•	Measure secretion of melanocortin peptides from hypothalamic pieces in response to Z, B, O, M, Z+B, N, N+B, N+B+Z.

•	Develop a model of metabolic disease, for example the spontaneously hypertensive rat, and determine if the Orexigen combinations exert beneficial effects in this model.

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Attachment C
Budget

NAME of Project	Electrophysiological Testing of Drug Combinations
COWLEY, Michael
Orexigen Contract
Detailed Budget calcs

			Salary	FB	Total
Cowley	0.2	92,608	18,522	5,742	24,264
Wallingford	1.0	41,200	41,200	14,420	55,620

			59,722	20,162	79,884

Admin	Yr 1	Yr 2	Yr 3			Total DC
Personnel	79,884	82,281	84,749			246,913
Consultant						—
Equip						—
Supplies	52,906	54,493	56,128			163,527
Travel						—
Other	34,790	35,834	36,909			107,532
Sub DC	—					—
Sub F&A	—	—	—	—	—	—
	167,580	172,602	177,786	—	—	517,973
Face Page & Check List Page Calcs Worksheet

	5/06 - 4/07	5/07 - 6/07	7/07 - 4/08	5/08 - 4/09	5/09 - 3/10	4/10 - 3/11
		3mos	10 mos
	Yr 1	Yr 2		Yr 3	Yr 4	Yr 5	Total All
Years
Total DC	167,580	28,768	143,840	177,786	—	—	517,973

Less Equip (Exclusion)	—	—		—	—	—	—

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	5/06 - 4/07	5/07 - 6/07	7/07 - 4/08	5/08 - 4/09	5/09 - 3/10	4/10 - 3/11
		3mos	10 mos
	Yr 1	Yr 2		Yr 3	Yr 4	Yr 5	Total All
							Years
Less OHSU base							—

ONPRC Base DC	167,580	28,768	143,840	177,786	—	—	517,973
F&A rate (ONPRC)	0.63	0.63	0.64	0.64	—	—	—
F&A (ONPRC)	105,575	18,124	92,056	113,783	—	—	329,538

Total F&A	105,575	18,124	92,056	113,783	—	—	329,538
Total Proj Costs	273,155	46,892	235,896	291,569	—	—	847,511	Total Proj Costs